U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2017

AKERS BIOSCIENCES, INC.

(Exact name of Company as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Grove Road

Thorofare, NJ 08086

(Address of principal executive offices)

(856) 848-2116

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 19, 2017, Akers Biosciences, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation with the State of New Jersey Department of Treasury, Division of Revenue & Enterprise Service (the “Certificate of Amendment”), establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to its Series B Convertible Preferred Stock, no par value per share. The Certificate of Amendment became effective with the State of New Jersey upon filing.

A copy of the Certificate of Amendment is included as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 8.01 Other Events.

On December 21, 2017, the Company closed on its previously announced public offering of securities (the “Offering”) consisting of: (i) Class A Units consisting of 21,500,000 shares of our Common Stock and Warrants to purchase 21,500,000 shares of Common Stock, at a public offering price of $0.15 per Class A Unit, and (ii) Class B Units consisting of 3,675 shares of our Series B Convertible Preferred Stock, with a stated value of $1,000, and convertible into an aggregate of 24,500,000 shares of Common Stock, and Warrants to purchase 24,500,001 shares of Common Stock, at public offering price of $1,000 per Class B Unit. The Warrants have an exercise price of $0.1875, will be exercisable upon issuance and will expire five years from the date of issuance.

The Company conducted the Offering pursuant to a Registration Statement on Form S-1 (File No. 333- 221746), which was declared effective by the Securities and Exchange Commission on December 18, 2017. Joseph Gunnar & Co., LLC, the underwriter for the Offering, fully exercised its over-allotment option.

On December 21, 2017, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 3.1	Certificate of Amendment to Certificate of Incorporation, Certificate of Designation of Series B Convertible Preferred Stock, dated December 19, 2017.

Exhibit 99.1	Press Release of Akers Biosciences, Inc., dated December 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: December 26, 2017	By:	/s/ John J. Gormally
John J. Gormally
Chief Executive Officer